SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma (Address of principal executive offices)	74172 (Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

Item 9. Regulation FD Disclosure.

     During a public conference call held on August 5, 2004, The Williams Companies, Inc. (“Williams”) announced that it is seriously considering establishment of a master limited partnership with certain assets currently held in its Midstream segment. Mr. Donald R. Chappel, Senior Vice President and Chief Financial Officer, indicated that Williams is considering a master limited partnership with an initial enterprise value in a range around $200 million. As of June 30, 2004, the total assets of the Midstream segment were approximately $4.06 billion.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: August 5, 2004	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Corporate Secretary